Exhibit 99.1

Union Bankshares Corporation To Release First Quarter 2019 Results

Richmond, Va., April 9, 2019 - Union Bankshares Corporation today announced that it will release first quarter 2019 results before the market opens on Wednesday, April 24, 2019.

Following the release, the company will host a conference call for analysts at 9:00 a.m. Eastern Daylight Time on Wednesday, April 24, 2019.

To listen to the call, please use one of the following telephone numbers.
Participant Toll-Free Dial-In Number:     (877) 668-4908
Participant International Dial-In Number:     (973) 453-3058

The conference ID is: 1658799

ABOUT UNION BANKSHARES CORPORATION
Headquartered in Richmond, Virginia, Union Bankshares Corporation (Nasdaq: UBSH) is the holding company for Union Bank & Trust, which has 155 branches, seven of which are operated as Xenith Bank, a division of Union Bank & Trust of Richmond, Virginia, and 15 of which are operated as Access National Bank, a division of Union Bank & Trust of Richmond, Virginia or Middleburg Bank, a division of Union Bank & Trust of Richmond, Virginia, and approximately 200 ATMs located throughout Virginia, and in portions of Maryland, and North Carolina. Certain non-bank affiliates of the holding company include: Old Dominion Capital Management, Inc., and its subsidiary Outfitter Advisors, Ltd., Dixon, Hubard, Feinour, & Brown, Inc., Capital Fiduciary Advisors, LLC, and Middleburg Investment Services, LLC, which provide investment advisory and/or brokerage services; Union Insurance Group, LLC, which offers various lines of insurance products; and Middleburg Trust Company, which provides trust services.

Contact: Bill Cimino (804) 448-0937, VP and Director of Investor Relations